                                                                   EXHIBIT 10.28

                           CITIZENS BANK OF GWINNETT



     This agreement made and entered into effective as of the 11th day of December, 1990, between the CITIZENS BANK OF GWINNETT, DULUTH, GEORGIA ("the Bank") and THOMAS J. MARTIN ("employee");

     WHEREAS, the bank is a state bank regulated by the Georgia Department of Banking and Finance and located in Duluth, Georgia; and

     WHEREAS, employee is currently employed as President and Chief Executive Officer of the bank; and

     WHEREAS, the parties desire to enter into this agreement setting forth the terms and conditions of the employment relationship of the bank and the employee;

     NOW, THEREFORE, it is AGREED as follows:

                    I. RELATIONSHIP ESTABLISHED AND DUTIES
                    --------------------------------------

     1. The bank hereby will continue to employ the employee as President and Chief Executive Officer, to hold the title of President and Chief Executive Officer, and to perform such services and duties as the Board of Directors may, from time to time, designate during the term hereof. Subject to the terms and conditions hereof, employee will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office, subject to the general direction of the Board of Directors of the bank, exercised in good faith in accordance with standards of reasonable business judgment.

     2. Employee shall serve on the Board of Directors of the bank and as a member of its Executive Committee, subject to the terms hereof.

     3. Employee accepts such employment and shall devote his full time, attention, and efforts to the diligent performance of his duties herein specified and as an officer and director of the bank and will not accept employment with any other individual, corporation, partnership, governmental authority, or any other entity, or engage in any other venture for profit which the bank may consider to be in conflict with his or its best interest or to be in competition with the bank's business, or which may interfere in any way with the employee's performance of his duties hereunder. Any exception to this must be made by notification and approval of the Board.

page 2
Bank CEO Employment Agreement




                           II.  TERMS OF EMPLOYMENT
                           ------------------------

     1. The initial term of employment under this Agreement shall continue for three years unless such is terminated pursuant to the terms hereof or by the first to occur of the conditions to be stated hereinafter. This Agreement will be automatically extended each year after the initial term unless either party gives 90 days contrary written notice to the other. The term previously stated notwithstanding this contract shall be terminated by the earlier to occur of any of the following:

          a.   the death of the employee;

          b. the complete disability of employee. "Complete disability" as used herein shall mean the inability of employee, due to illness, accident, or other physical or mental incapacity to perform the services provided for hereunder for an aggregate of sixty days within any period of 120 consecutive days during the term hereof; provided, however, disability shall not constitute a basis for discharge for cause;

          c. the discharge of employee by the bank for cause. "Cause" as used herein shall mean:

               1) such negligence or misconduct as shall constitute, as a matter of law, a breach of the covenants and obligations of employee hereunder;

               2) failure or refusal of employee to comply with the provisions of this agreement;

               3) employee being convicted by any duly constituted court with competent jurisdiction of a crime involving moral turpitude;

               4) at the discretion of the Board, this contract may be terminated if there are acts the Board feels are moral turpitude;

               5) termination of the contract at the discretion of the Board for failure to perform at acceptable levels of deposit growth and other performance standards as determined by the Board.

     Termination of employee's employment shall constitute a tender by employee of his resignation as an officer and director of the bank. In the event of termination the employee is entitled to severance pay equal to one month's pay for each year employed by the bank up to six months' salary.

page 3
Bank CEO Employment Agreement


                               III. COMPENSATION
                               -----------------


     For all services which employee may render to the bank during the term hereof, the bank shall pay to employee, subject to such deductions as may be required by law;

     1. Base Salary. An annual salary of $111,000 payable in equal bimonthly installments and subject to such deductions as may be required by law, for the first 12 months. Thereafter, annual increase reviews will be done during the month of December for a January 1 effective increase date during the term of this Agreement so that for the 12 months beginning on each such anniversary date, the employee's salary increases will take effect. The Board has sole discretion as to the amount of the CEO's compensation.

     2. Performance Bonuses. Each year, a performance bonus, ranging from 0% to 50% of annual base salary will be awarded, based upon mutually agreed upon goals such as the Return on Average Assets achieved before the application of taxes based upon the following formula:

     a.   ROA equal to .90 but less than 1%           Bonus = 5%

     b.   ROA greater than 1.0% but less than 1.10%   Bonus = 10%

     c.   ROA equal to 1.10% but less than 1.20%      Bonus = 15%

     d.   ROA equal to 1.20% but less than 1.30%      Bonus = 20%

     e.   ROA equal to 1.30% but less than 1.40%      Bonus = 25%

     f.   ROA equal to 1.40% but less than 1.60%      Bonus = 30%

     g.   ROA equal to 1.60% but less than 1.75%      Bonus = 35%

     h.   ROA equal to 1.75% but less than 2.00%      Bonus = 40%

     i.   ROA over 2.00%                              Bonus = 50%
page 4
Bank CEO Employment Agreement


                              IV. OTHER BENEFITS
                              ------------------

     1. The employee shall be entitled to participate in any plan of the bank relating to stock options, stock purchases, profit sharing, thrift, group life insurance, medical coverage, education, or other retirement or employee benefits that the bank may adopt for the benefit of its employees.

     2. The employee shall be eligible to participate in any other benefits which may be or become applicable to the bank's executive employees, shall be furnished a car with all expenses of maintenance to cover all automobile use, a reasonable expense account, the payment of reasonable expenses for attending annual and periodic meeting of trade associations, and any other benefits which are commensurate with the responsibilities and functions to be performed by the employee under this Agreement. Employer also agrees to pay all reasonable expenses in connection with the attendance and participation at said trade association meetings by employee's spouse with Board approval.

     3. At such reasonable times as the Board of Directors shall in its discretion permit, the employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

          a. The employee shall be entitled to an annual vacation of three weeks per year. The employee shall schedule at least two consecutive weeks of vacation each year.

          b. The timing of vacations shall be scheduled in a reasonable manner by the employee. The employee shall not be entitled to receive any additional compensation from the bank on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation time from one calendar year to the next.

          c. In addition to the aforesaid paid vacations, the employee shall be entitled, without loss of pay to absent himself voluntarily from the performance of his employment with the bank for such additional periods of time and for such valid and legitimate reasons as the Board of Directors in its discretion may determine. Further, the Board of Directors shall be entitled to grant to the employee a leave or leaves of absence with or without pay at such times and upon such terms and conditions as the Board, in its discretion, may determine.

page 5
Bank CEO Employment Agreement


                             V. CHANGE OF CONTROL
                             --------------------

     1.   If during the term of this Agreement there is a change of control
(COC) of the bank, the Employee shall be entitled to termination or severance pay in the event the employee's employment is terminated, except for just cause as defined in Section II., paragraph 1, c, after the change in control. In the event the employee is terminated after 120 days as a result of COC, the employee shall be entitled to receive his salary through the last day of the calendar month of the termination, or payment in lieu of the notice period. In addition, the terminated employee shall receive an amount equal to three times his then existing annual base salary. This payment shall also be made in connection with, or within 120 days after, a change in control of the bank if such change in control was opposed by the employee or the bank's Board of Directors. This payment shall be in addition to any amount otherwise owed to the employee pursuant to this Agreement.

     2. The following items are automatically considered due and payable in the event that change of control occurs:

          a.   Non-forfeitable deferred compensation shall be paid out in full.

          b.   Long-term performance plan objective payments as described in
Section III, 2, f, shall be declared accomplished and earned based upon performance up to date of the COC.

          c. In the event that the employee is a participant in a restricted stock plan, or share option plan, and such plan is terminated involuntarily as a result of the COC, all stock and options shall be declared 100% vested, and distributed. The term "control" shall refer to the acquisition of 25% or more of the voting securities of the bank by any person, or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, or to such acquisition of a percentage between 10 percent and 25 percent if the Board of Directors of the bank or the Georgia Department of Banking and Finance, the FDIC, or the Federal Reserve Bank have made a determination that such acquisition constitutes or will constitute control of the bank. The term "person" refers to an individual, corporation, bank, bank holding company, or other entity.

page 6
Bank CEO Employment Agreement


                        VI. POST TERMINATION COVENANTS
                        ------------------------------

     1. If during the term hereof employee shall cease employment hereunder for any reason, then employee agrees that for one year following such termination he will not be employed in the banking business or any related field thereto in Duluth, Georgia or Gwinnett County, Georgia. Furthermore, following such termination employee agrees that he will not, without the prior written consent of the bank:

          1) furnish anyone with the name of, or any list or lists of customers of the bank or utilize such list or information himself for banking purposes; or

          2) furnish, use, or divulge to anyone any information acquired by him from the bank relating to the bank's methods of doing business; or

          3) contact directly or indirectly any customer of the bank for banking solicitation purposes; or

          4) hire for any other bank or employer (including himself) any employee of the bank or directly or indirectly cause such employee to leave his or her employment to work for another.

     2. It is understood and agreed by the parties hereto that the provisions of this section are independent of each other, and the invalidity of any such provision or portion thereof shall not affect the validity or enforceability of any other provisions of this agreement.

                           VII. WAIVER OF PROVISIONS
                           -------------------------

     Failure of any of the parties to insist, in one or more instances, on performance by the others in strict accordance with the terms and conditions of this agreement shall not be deemed a waiver or relinquishment of any right granted hereunder of the future performance of any such term or condition or of any other term or condition of this agreement, unless such waiver is contained in writing signed by or on behalf of all the parties.


                              VIII. GOVERNING LAW
                              -------------------

     This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia. If for any reason any provision of this agreement shall be held by a court of competent jurisdiction to be void or unenforceable, the same shall not affect the remaining provisions thereof.

page 7
Bank CEO Employment Agreement

                        IX. MODIFICATION AND AMENDMENT
                        ------------------------------

     This agreement contains the sole and entire agreement among the parties hereto and supersedes all prior discussions and agreements among the parties, and any such prior agreements shall, from and after the date hereof, be null and void. This agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

                         X. COUNTERPARTS AND HEADINGS
                         ----------------------------

     This agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The headings set out herein are for convenience of reference and shall not be deemed a part of this agreement.

                          XI. CONTRACT NONASSIGNABLE
                          --------------------------

     This agreement may not be assigned or transferred by any party hereto, in whole or in part, without the prior written consent of the other.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.


                                        EMPLOYEE:

/s/ Darrell W. Moore                    /s/ Thomas J. Martin
--------------------                    --------------------
Witness                                 Thomas J. Martin


                                        CITIZENS BANK OF GWINNETT

/s/ Darrell W. Moore                    /s/ Wallace C. Lail
--------------------                    --------------------
Witness                                 Chairman of the Board

                       AMENDMENT TO EMPLOYMENT AGREEMENT

          This Amendment made and entered into effective as of the 11 day of March, 1997, between the Citizens Bank of Gwinnett, Duluth, Georgia (the "Bank") and Thomas J. Martin ("Employee");

          WHEREAS, Employee is currently employed as Chairman of the Board and Chief Executive Officer of the Bank under an Employment Agreement entered into December 11, 1990 (the "Agreement");

          WHEREAS, the parties desire to amend the Agreement to clarify entitlements of Employee in the event of a Change in Control of the Bank;

          WHEREAS, this Agreement is not intended to alter the compensation and benefits that Employee reasonably could expect to receive in the absence of a Change in Control of the Bank;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                 1.

          Section V of the Agreement is hereby amended by deleting the existing provision in its entirety and substituting the following therefor:

               "If a 'Change in Control' (as defined below) occurs during the term of this Agreement, in addition to any compensation or benefit otherwise owed to the Employee pursuant to this Agreement, the Employee shall become entitled to the benefits described below:

               1. A single lump sum payment in the amount of $409,500.00 payable not later than thirty (30) days following such Change in Control; and

               2. All outstanding stock options granted to the Employee under the Citizens Gwinnett Bankshares, Inc. 1994 Employee Incentive Stock Option Plan and the Citizens Gwinnett Bankshares, Inc. Director Stock Option Plan (the "Stock Option Plans") shall become 100% vested and immediately exercisable. The provisions of this subparagraph (2) shall constitute an amendment of the Employee's Stock Option Agreements under the Stock Option Plans.

          For the purposes of this Section V, the term "Change in Control" shall refer to the acquisition of 25% or more of the voted securities of the Bank by any Person, or Persons acting as a group within the meaning of
          Section 13(d) of the Securities Exchange Act of 1934, or to such acquisition of a percentage between 10% and 25% if the Board of Directors of the Bank or the Georgia Department of Banking and

          Finance, the FDIC, or the Federal Reserve Bank have made a determination that such acquisition constitutes or will constitute control of the Bank. The term "Person" refers to an individual, corporation, bank, bank holding company, or other entity."

                                      2.

          The Agreement is hereby amended by adding the following as Section
XII:

                                 "XII.  Limitation on Benefits
                                        ----------------------

               (1) If any of the compensation or benefits payable, or to be provided, to Employee by the Bank under this Agreement are treated as Excess Severance Payments (whether alone or in conjunction with payments or benefits outside of this Agreement), the compensation and benefits provided under this Agreement shall be modified or reduced in the manner provided in (2) below to the extent necessary so that the benefits payable or to be provided to Employee under this Agreement that are treated as Severance Payments, as well as any payments or benefits provided outside of this Agreement that are so treated, shall not cause the Bank to have paid an Excess Severance Payment. In computing such amount, the parities shall take into account all provisions of Code Section 280G, and the regulations thereunder, including making appropriate adjustments to such calculation for amounts established to be Reasonable Compensation. If Employee becomes entitled to compensation and benefits under this Agreement and such payments are considered to be Severance Payments contingent upon a Change in Control, Employee shall be required to mitigate breach of contract damages (but only with respect to amounts that would be treated as Severance Payments) by reducing the amount of damages he is entitled to receive by any compensation and benefits he earns from subsequent employment (but shall not be required to seek such employment) during the 12-month period after termination (or such other period as he is entitled to extended benefits).

               (2) In the event that the amount of any Severance Payments which would be payable to or for the benefit of Employee under this Agreement must be modified or reduced to comply with this Section XII, Employee shall direct which Severance Payments are to be modified or reduced; provided, however, that no increase in the amount of any
                   --------  -------
          payment or change in the timing of the payment shall be made without the consent of the Bank.

               (3) This Section XII shall be interpreted so as to avoid the imposition of excise taxes on Employee under Section 4999 of the Code or the disallowance of a deduction to the Bank pursuant to Section 280G(a) of the Code with respect to amounts payable, or to be provided, under this Agreement. Notwithstanding the foregoing, in no event will any of the provisions of this Section XII create, without the consent of Employee, an obligation on the part of Employee to refund any amount to the Bank following payment of such amount.

               (4) In addition to the limits otherwise provided in this Section XII, to the extent permitted by law, Employee may in his sole discretion elect to reduce any payments or benefits he may be eligible to receive under this Agreement to prevent the imposition of excise taxes on Employee under Section 4999 of the Code.

               (5) For purposes of this Section XII, the following definitions shall apply:

                  (I) "Excess Severance Payment" - The term AExcess Severance
                      --------------------------
               Payment" shall have the same meaning as the term "excess parachute payment" defined in Section 280G(b)(1) of the Code.

                  (ii) "Severance Payment" - The term "Severance Payment" shall
                       -------------------
               have the same meaning as the term "parachute payment" defined in
               Section 280G(b)(2) of the Code.

                  (iii) "Reasonable Compensation" - The term "Reasonable
                        -------------------------
               Compensation" shall have the same meaning as provided in Section 280G(b)(4) of the Code. The parties acknowledge and agree that, in the absence of a change in existing legal authorities or the issuance of contrary authorities, amounts received by Employee as damages under or as a result of a breach of this Agreement shall be considered Reasonable Compensation.

                  (iv) "Present Value" - The term "Present Value" shall have the
                       ---------------
               same meaning as provided in Section 280G(d)(4) of the Code."

     Except as provided herein, the provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the year and date first written above.

WITNESS:                                EMPLOYEE:

/s/ Darrell W. Moore                    /s/ Thomas J. Martin
--------------------                    --------------------
                                        Thomas J. Martin

WITNESS:                                CITIZENS BANK OF GWINNETT

/s/ Joyce K. Griffin                    By: /s/ Wallace C. Lail, DDS
--------------------                        ------------------------

                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

          This Second Amendment is made and entered into effective as of the 12th day of December, 1997, between Citizens Bank of Gwinnett (the "Bank") and Thomas J. Martin ("Employee").

          WHEREAS, prior to the date hereof, Employee was employed by Citizens Bank of Gwinnett ("Citizens Bank") in the position of Chairman of the Board and Chief Executive Officer under an Employment Agreement entered into December 11, 1990 (the "Agreement"), which Agreement was modified by an Amendment to Employment Agreement ("Amendment") dated March 11, 1997;

          WHEREAS, the parties desire to amend the Agreement and the Amendment to clarify and/or amend certain entitlements and responsibilities of Employee;

          WHEREAS, this Second Amendment is not intended to alter the compensation and benefits that Employee reasonably could expect to receive in the absence of a Change in Control of Citizens Bank; and

          WHEREAS, this Second Amendment is not intended to alter the rights and obligations as expressed in the Agreement unless specifically stated herein;

          NOW THEREFORE, for and in consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                 A.

          Section I of the Agreement is hereby amended by deleting subsections 1 and 2 thereof in their entirety and replacing said language with the following:

          1. The Bank hereby appoints Employee as President of the Bank, to perform such duties and services as the Board of Directors may, from time to time, designate during the term hereof. Subject to the terms and conditions hereof, Employee will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office, subject to the general direction of the Board of Directors of the Bank, exercised in good faith in accordance with standards of reasonable business judgment.

          2. Employee shall serve on the Board of Directors of Premier Bancshares, Inc.

          3. Upon consummation of the merger of the Bank with and into Premier Bank, Employee shall be elected to serve as the President of the East Metro Division of Premier Bank, provided Employee is employed with the Bank immediately prior to the consummation of such merger.

                                 B.

          Section II of the Agreement is hereby amended by inserting the following as subsection 1(d):

          1.        (d)   the expiration of six (6) months following a Change in
                    Control of the Bank (as defined below).

                                 C.

          Section III of the Agreement is hereby amended by deleting subsection 1 thereof in its entirety and replacing said language with the following:

          1. Base Salary. Employee's present annual base salary shall be $136,500.00. Effective January 1, 1998, Employee's annual base salary shall be increased to $160,000.00, said increase being subject to the approval of the Compensation Committee of Premier Bancshares, Inc. Employee's annual base salary shall be payable in equal bimonthly installments and subject to such deductions as may be required by law.

                                 D.

          Section III of the Agreement is hereby amended by inserting the following as subsection 3:

          3. Merger Incentive. As an incentive for Employee's assistance in the extra effort needed to close a merger, the Bank will, if the conditions set forth below are met, pay to Employee a lump sum bonus upon completion of a merger of Citizens Gwinnett Bankshares, Inc. with and into Premier Bancshares, Inc. (the "Merger"), based on the following schedule:

               (a) $25,000.00, if the Merger is closed on or before October 31, 1997, said bonus to be payable on or before November 30, 1997;

               (b) $20,000.00, if the Merger closes after October 31, 1997, and before December 1, 1997, said bonus to be payable on or before December 31, 1997; or

               (c) $15,000.00, if the merger closes after November 30, 1997, and before January 1, 1998, said bonus to be payable on or before January 31, 1998.

               Employee acknowledges and understands that he will be entitled to no bonus under this subsection if the Merger with Premier Bancshares, Inc. closes after December 31, 1997.

                                 E.

          Section III of the Agreement is hereby amended by inserting the following as subsection 4:

          4. Growth Bonus. In recognition of Employee's crucial role in the continued growth of the Bank, the Bank will pay to Employee a lump sum bonus based upon the following schedule if the conditions set forth below are met:

               (a) If the Bank's profit target of $2.3 million is met for calendar year 1997 and the Bank's core assets are greater than $156,000,000.00 at December 31, 1997, the Bank will pay to Employee a bonus of $25,000.00, payable on or before January 31, 1997; and

               (b) If the Bank exceeds profit target of $2.3 million for calendar year 1997 and the Bank's core assets are greater than $156,000,000.00 at December 31, 1997, the Bank will pay to Employee an additional lump sum bonus equal to 5% of the amount by which the Bank's profits exceeded $2.3 million for calendar year 1997.

                                 F.

          Section IV of the Agreement is hereby amended by inserting the following as subsections 4, 5 and 6:

          4. Throughout the term of his employment with the Bank, Employee shall be entitled to the use of the 1997 Lexus 300 presently owned by Citizens Bank of Gwinnett. Upon Employee's termination from the Bank for any reason, title to said vehicle shall be transferred to Employee.

          5. Throughout the term of Employee's employment with the Bank, the Bank shall pay the dues associated with Employee's membership in The Tournament Player's Club and The Atlanta Athletic Club. Upon Employee's termination from the Bank for any reason, the Bank shall no longer be responsible for said club dues.

          6. Throughout the term of Employee's employment with the Bank and for a period of one (1) year following Employee's termination from the Bank for any reason, Employee shall be entitled to health benefits of like kind to those provided by the Bank to its similarly situated employees.

                                 G.

          Section 1 of the Amendment (which addresses Section V of the Agreement) is hereby amended by deleting the existing provision in its entirety and substituting the following therefor:

          If a "Change in Control" (as defined below) occurs during the term of this Agreement, in addition to any compensation or benefit otherwise owed to Employee pursuant to this Agreement, Employee shall become entitled to the benefits described below under the following conditions:

          1. If, within six (6) months following any Change in Control, Employee is terminated from his present position for any reason, then Employee shall become entitled to a single lump sum payment in the amount of $409,500.00. Said lump sum payment shall be payable on the day which is six (6) months from the effective date of the Change in Control, or, if earlier, on the thirtieth
               (30th) day following the date of Employee's termination of employment.

          2. If, within six (6) months from the effective date of a Change in Control, Employee and the Bank have not entered into a new, mutually agreeable employment agreement pursuant to paragraph 4 below, then Employee will be deemed to have resigned from employment with the Bank and shall be entitled to a single lump sum payment of $409,500.00. Said lump sum payment shall be payable on the thirtieth (30th) day following six (6) months from the effective date of a Change in Control.

          3. If six (6) months from the effective date of the Change in Control, Employee chooses to remain in his position with the Bank, Employee and the Bank will enter into a new, mutually agreeable employment agreement, such agreement to include substantially the following terms:

               (a)  Employee to remain on the Board of Directors of the Bank;

               (b)  Employee's base salary to increase to $160,000.00 annually;

               (c) Employee to receive an option to purchase 20,000 shares of Premier Bancshares, Inc. common stock; and

               (d)  the term of such agreement to be three (3) years.

     For the purposes of this Section V, the term "Change in Control" shall refer to the acquisition of 25% or more of the voting securities of the Bank after any transaction, by any Person, or Persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, or to such acquisition of a percentage between 10% and 25% if the Board of Directors of the Bank or the Georgia Department of Banking and Finance, the FDIC, or the Federal Reserve Bank have made a determination that such acquisition constitutes or will constitute control of the Bank. The term "Person" refers to an individual, corporation, bank, bank holding company, or other entity. Notwithstanding anything contained herein to the contrary, a Change in Control shall not be deemed to occur upon the merger of the Bank with and into Premier Bank.

                                 H.

          Section VI of the Agreement is hereby amended by deleting the existing provision in its entirety and substituting the following therefor:

          Employee acknowledges that he has performed services and/or will perform services hereunder that directly affect the Bank's business presently conducted (among other areas) within the limits of Gwinnett County in the State of Georgia. Accordingly, the parties deem it necessary to enter into the protective covenants set forth below, the terms and conditions of which have been negotiated by and between the parties hereto.

          1. For the period of Employee's employment with the Bank and for a period of six (6) months following the termination of such employment, for whatever reason, including termination following a Change in Control, Employee covenants and agrees that he shall not within the limits of Gwinnett County, Georgia, compete with the Bank by performing banking services that require performance of duties substantially identical to those performed on behalf of the Bank by Employee, to wit, as a member of management, supervisor, or executive employee for any bank, bank holding company or other financial institution that is a competitor of the Bank.

          2. For the period of Employee's employment with the Bank and for a period of one (1) year following the termination of such employment, for whatever reason, including termination following a Change in Control, Employee covenants and agrees as follows:

               (a) Employee shall not, for himself or any other party, solicit, directly or indirectly, any clients or prospective clients of the Bank with whom he personally had business contact on the Bank's behalf at any time during the last twenty-four
                    (24) months he worked at the Bank to do any business with another company or business in competition with the Bank; and

               (b) Employee will not employ or attempt to employ or assist in employing any employee of the Bank for the purpose of having such employee perform services for any bank or other business or organization in competition with the business of the Bank as such exists on the termination date of Employee's employment hereunder until such employee has ceased to be employed by the Bank for a period of one (1) year.

          3. Employee acknowledges that he possesses confidential information of a special and unique nature and value affecting and relating to the Bank's business, including, without limitation, the identity of the customers, deposits, business records, other trade secrets, and other similar confidential information relating to the Bank (all the foregoing being hereinafter collectively referred to as "Confidential Information").
               Employee recognizes and acknowledges that all Confidential Information is the exclusive property of the Bank, constitutes trade secrets of the Bank, is material and confidential, and greatly affects the goodwill and the effective and successful conduct of the business of the Bank. Employee covenants and agrees that he will not at any time during the term of his employment under this Agreement, and for a period of one (1) year from the end of such employment, directly or indirectly, divulge, reveal, or communicate any Confidential Information to any person, firm, corporation, or entity whatsoever, or use any Confidential Information for his own benefit or for the benefit of others. Employee further acknowledges that said Confidential Information has material commercial value to the Bank so long as it is not known by competitors of the Bank and that the Bank has taken reasonable steps to keep all such information and trade secrets confidential. In the event that any such Confidential Information rises to the level of a trade secret under applicable law, the duration and protections of this covenant shall equal the maximum protections afforded by law.

          4. Any and all documents, lists, papers, manuals, policies, forms, computer information, and all other forms of tangible or stored information (hereinafter "Documents") are the property of the Bank. Upon termination of Employee's employment with the Bank, for whatever reason, Employee shall return all Documents to the Bank. Employee shall retain no copies or abstracts of any of the Documents.

          5. Employee acknowledges and agrees that the Bank would be irreparably damaged in the event any of the provisions of this Section are not performed by Employee in accordance with their specific terms or are otherwise breached. Employee accordingly agrees that the Bank shall be entitled to injunctive relief to redress any breaches of this Agreement and to seek specific performance of the terms and provisions hereof, in addition to any other remedy to which such party may be entitled at law or in equity.

     If any provision of this Section VI shall be declared invalid or unenforceable, the remainder of this Section VI will continue in full force and effect so far as the intent of the parties can be carried out. Notwithstanding the foregoing, if from any circumstances whatsoever, fulfillment of any provision of this Section VI, at the time performance of such provision shall be due, shall involve transcending the limited validity presently prescribed by any applicable statute or other applicable law, with regard to obligations of like character, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and such obligation shall be fulfilled to the limit of such validity. The parties acknowledge and agree that the terms of this
     Section VI shall survive termination of the Agreement.

          Except as provided herein, the provisions of the Agreement and the Amendment shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the year and date first written above.


WITNESS:                            EMPLOYEE:


                                    /s/ Thomas J. Martin
--------------------------------    --------------------
                                    Thomas J. Martin


WITNESS:                            CITIZENS BANK OF GWINNETT


                                    By: /s/ Thomas S. Martin
--------------------------------        --------------------
                                    Name: Thomas J. Martin
                                    Title:    Chairman